UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 27, 2001

SUN POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27853
(Commission File Number)

86-0913555
(IRS Employer Identification No.)

414 Viewcrest Road, Kelowna, British Columbia, Canada V1W 4J8
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (250) 764-8118

Item 1. Changes in Control of Registrant

Kenneth Swaisland has acquired 8,000,000 common shares in the capital stock of Sun Power Corporation ("Sun Power") as of December 27, 2001. The transaction was effected pursuant to a share purchase agreement dated December 18, 2001 between A. Richard Bullock and Kenneth Swaisland for the purchase price of $1.10 per common share of Sun Power for total proceeds of $8,800,000. Mr. Swaisland's obligation to pay the purchase price is evidenced by a transferable promissory note dated as of December 18, 2001, in the principal amount of $8,800,000 (the "Ken Swaisland Note"). The Ken Swaisland Note bears no interest and is payable as follows: (a) if Mr. Swaisland sells any common shares of Sun Power prior to the maturity of the Ken Swaisland Note, 50% of the net after-tax proceeds shall be applied towards payment of the outstanding principal amount of the Ken Swaisland Note; and (b) the remaining balance of the principal amount, if any, of the Ken Swaisland Note shall be paid on December 19, 2011. Mr. Swaisland is not under any obligation to sell any common shares of Sun Power in order to pay and satisfy the Ken Swaisland Note.

Kenneth Swaisland has also acquired 3,000,000 common shares of Sun Power as of December 27, 2001 indirectly through his wholly-owned Yukon holding company, Avion Holdings Inc., for the purchase price of $1.10 per common share of Sun Power for total proceeds of $3,300,000. The transaction was also effected pursuant to a share purchase agreement dated December 18, 2001 between A. Richard Bullock and Avion Holdings. Avion Holdings' obligation to pay the purchase price is evidenced by two transferable promissory notes dated as of December 18, 2001. The first promissory note (the "First Note") is for the principal amount of $636,456, bears no interest and matures on December 19, 2006. If Avion Holdings sells any common shares of Sun Power prior to the maturity of the First Note, 100% of the after-tax proceeds shall be applied towards payment of the outstanding principal amount of the First Note. The First Note has been jointly and severally guaranteed (the "Guarantee") personally by Mr. Swaisland and his wife, Jacqueline Swaisland. As security for the Guarantee, Mr. Swaisland and Mrs. Swaisland have agreed to, upon written demand by Richard Bullock, provide to Mr. Bullock with a collateral mortgage on their residence at 2949 Palmerston Avenue, West Vancouver, British Columbia.

The second promissory note (the "Second Note") in the principal amount of $2,663,554, bears no interest and is payable as follows: (a) if, after full payment of the First Note, Avion Holdings sells any common shares of Sun Power, 50% of the net after-tax proceeds shall be applied towards payment of the outstanding principal amount of the Second Note; and (b) the remaining balance of the principal amount, if any, of the Second Note shall be paid on December 19, 2011. Avion Holdings is not under any obligation to sell any common shares of Sun Power in order to pay and satisfy the First Note or the Second Note.

The purchase of 8,000,000 common shares of Sun Power acquired by Kenneth Swaisland, together with the 3,000,000 common shares of Sun Power acquired by Avion Holdings and held indirectly by Mr. Swaisland and 1,000,000 common shares of Sun Power previously acquired by Mr. Swaisland, forms a controlling interest representing 38.02% of the issued and outstanding common shares in the capital stock of Sun Power.

Jacqueline Swaisland, Mr. Swaisland's wife, has also acquired 8,000,000 common shares in the capital stock of Sun Power as of December 27, 2001. The transaction was effected pursuant to a share purchase agreement dated December 18, 2001 between A. Richard Bullock and Jacqueline Swaisland for the purchase price of $1.10 per common share of Sun Power for total proceeds of $8,800,000. Mrs. Swaisland's obligation to pay the purchase price is evidenced by a transferable promissory note dated as of December 18, 2001, in the principal amount of $8,800,000 (the "Swaisland Note"). The Swaisland Note bears no interest and is payable as follows: (a) if Mrs. Swaisland sells any common shares of Sun Power prior to the maturity of the Swaisland Note, 50% of the net after-tax proceeds shall be applied towards payment of the outstanding principal amount of the Swaisland Note; and (b) the remaining balance of the principal amount, if any, of the Swaisland Note shall be paid on December 19, 2011. Mrs. Swaisland is not under any obligation to sell any common shares of Sun Power in order to pay and satisfy the Swaisland Note.

The purchase of 8,000,000 common shares of Sun Power acquired by Jacqueline Swaisland represents 25.35% of the issued and outstanding common shares in the capital stock of Sun Power.

Financial Statements and Exhibits

(10) Material Contracts

10.1 Share Purchase Agreement dated December 18, 2001 between Kenneth F. Swaisland and A. Richard Bullock.

10.2 Promissory Note from Kenneth F. Swaisland to A. Richard Bullock dated December 18, 2001 for $8,800,000.

10.3 Share Purchase Agreement dated December 18, 2001 between Avion Holdings Inc. and A. Richard Bullock.

10.4 Promissory Note from Avion Holdings Inc. to A. Richard Bullock dated December 18, 2001 for $636,456.

10.5 Promissory Note from Avion Holdings Inc. to A. Richard Bullock dated December 18, 2001 for $2,663,544.

10.6 Share Purchase Agreement dated December 18, 2001 between Jacqueline M. Swaisland and A. Richard Bullock.

10.7 Promissory Note from Jacqueline M. Swaisland to A. Richard Bullock dated December 18, 2001 for $8,800,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN POWER CORPORATION

Date: January 15, 2002

/s/ Andrew Schwab

Andrew Schwab, President